FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            CAFETERIA OPERATORS, L.P.
             (Exact name of registrant as specified in its charter)

           Delaware                                       75-2186655
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                 6901 Quaker Avenue, Lubbock, Texas        79413
             (Address of principal executive officers)   (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [x]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                                    Form S-3


        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered
       12% Senior Secured                        New York Stock Exchange
   Notes due December 31, 2001

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


Item 1.  Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of the Notes" in the Registrant's Form S-3 Registration Statement (Registration No. 333-4578), filed with the Securities and Exchange Commission on September 29, 1998, is incorporated herein by reference.








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Item 2.  Exhibits.

* 1. Certificate of Amendment to the Certificate of Limited Partnership of Cafeteria Operators, L.P. dated July 11, 1995.

* 2. Second Amended and Restated Agreement of Limited Partnership of Cafeteria Operators, L.P. (included as Exhibit I to the Exchange Agreement filed as Exhibit 10.1)

** 3. Amended and Restated Indenture, dated as of November 15, 1995, by and between Cafeteria Operators, L.P. and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.).

*** 4. First Supplemental Indenture dated as of January 24, 1996 by and between Cafeteria Operators, L.P. and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.)

* 5. General Security Agreement date March 27, 1992 by and between Cafeteria Operators, L.P. and Shawmut Bank, N.A.

* 6. Security Agreement dated March 27, 1992 by and between Cafeteria Operators, L.P. and Shawmut Bank, N.A.

* 7. Form of Assignment and Security Agreement relating to deposits at Amarillo National Bank and Carlsbad National Bank dated March 27, 1992 by and between Cafeteria Operators, L.P. and Shawmut Bank, N.A.

* 8. General Security Agreement dated March 27, 1992 by and between Furr's/Bishop's Specialty Group, L.P. and Shawmut Bank, N.A.

* 9. Assignment for Security (Trademarks) dated March 27, 1992 by Cafeteria Operators, L.P. filed with the Patent and Trademark Office.

* 10. Assignment for Security (Trademarks) dated as of December 28, 1995 by Cafeteria Operators, L.P. filed with the Patent and Trademark Office.

* 11. Assignment for Security (Trademarks) dated as of December 28, 1995 by Furr's/Bishop's Specialty Group, L.P. filed with the Patent and Trademark Office.

* 12. Amended and Restated Security Agreement and Mortgage-Trademarks and Patents dated as of December 31, 1995 by and among Cafeteria Operators, L.P., Furr's/Bishop's Specialty Group, L.P. and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.).

*  13.  Special Power of Attorney dated March 27, 1992 by Cafeteria Operators,
        L.P.

* 14. Special Power of Attorney dated as of December 28, 1995 by Cafeteria Operators, L.P.

* 15. Special Power of Attorney dated as of December 28, 1995 by Furr's/Bishop's Specialty Group, L.P.






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** 16.  Omnibus Agreement dated November 15, 1996 by and among Cafeteria
        Operators, L.P., Furr's/Bishop's Specialty Group, L.P. and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) (included as Exhibit E to the Exchange Agreement filed as Exhibit 10.1).

* 17. First Amendment to Deed of Trust, dated as of November 15, 1995 by and between Cafeteria Operators, L.P. and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Pima County, Arizona.

* 18. First Amendment to Deed of Trust dated as of November 15, 1995 by and between Cafeteria Operators, L.P. and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Jefferson County, Colorado.

* 19. First Amendment to Deed of Trust, dated as of November 15, 1995 by and between Cafeteria Operators, L.P. and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Clark County, Nevada.

* 20. First Amendment to Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents and Leases, dated as of November 15, 1995 by and between Cafeteria Operators, L.P. and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at San Bernardino County, California.

* 21. First Amendment to Mortgage, Security Agreement and Assignment of Lease and Rents, dated as of November 15, 1995 by and between Cafeteria Operators, L.P. and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Johnson County, Kansas.

* 22. First Amendment to Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated as of November 15, 1995 by and between Cafeteria Operators, L.P., and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at St. Louis County, Missouri.

* 23. First Amendment to New Mexico Deed of Trust, of November 15, 1995 by and between Cafeteria Operators, L.P., and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Bernadillo County, New Mexico.

* 24. First Amendment to Mortgage with Power of Sale, dated of November 15, 1995 by and between Cafeteria Operators, L.P., and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Tulsa County, Oklahoma.

* 25. First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November 15, 1995 by and between Cafeteria Operators, L.P., and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) premises located at Taylor County, Texas.

* 26. First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November 15, 1995 by and between Cafeteria Operators, L.P., and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Cameron County, Texas.




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*  27.  First Amendment to Deed of Trust, Security Agreement and Assignment of
        Leases, dated as of November 15, 1995 by and between Cafeteria Operators, L.P., and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Dallas County, Texas.

* 28. First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November 15, 1995 by and between Cafeteria Operators, L.P., and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Lubbock County, Texas.

* 29. First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November 15, 1995 by and between Cafeteria Operators, L.P., and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Grayson County, Texas.

* 30. First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November 15, 1995 by and between Cafeteria Operators, L.P., and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Hopkins County, Texas.

________________________

* Incorporated by reference from Cafeteria Operators, L.P. Registration Statement on Form S-1, File No. 333-4578.

** Incorporated by reference from Furr's/Bishop's, Incorporated Registration Statement on Form S-4, File No. 33-38978.

*** Incorporated by reference from Furr's/Bishop's, Incorporated Form 10-K for the year ended January 2, 1996.






























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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 21st day of October, 1998.

CAFETERIA OPERATORS, L.P.

By:   FURR'S/BISHOP'S, INCORPORATED

      By:   /s/ Alton R. Smith
            ------------------------
            Executive Vice President
            and Secretary